SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of August 31, 2010, to the Transfer Agent Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The term of the Agreement is extended through August 31, 2013.

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek                                                                    By: /s/ Michael R. McVoy
Name: Mary Ellen Stanek                                                            Name: Michael R. McVoy
Title: President                                                                             Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Fund Names

Separate Series of Funds

Advisor
Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Short-Term Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	September 29, 2000

Company
Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000

Amended Exhibit C to the Transfer Agent Servicing Agreement – Baird Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE Effective September 1, 2010
Annual Service Charges to the Fund
▪  Annual Minimum Per CUSIP                                                  $____ /year
▪  No-Load Fund Accounts                                                        $____ /open account
▪  Load Fund Accounts                                                              $____ /open account
▪  Daily Accrual Fund Accounts (Not Applicable)                $____ /open account
▪  Closed Accounts                                                                     $____ /closed account

Activity Charges
▪  Telephone Calls$____ /minute
▪  Voice Response Calls$____ /call
▪  AML New Account Service:$____ annual base fee
                                                                                                          $____/new domestic accounts
                                                                                                          $____/new foreign account
                                                                                                          $____/new account verification

CUSIP Setup Charge
▪  $____ /CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services*
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

Fees are billed monthly.

Amended Exhibit C to the Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE*

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
    − Inquiry - $____ /event
    − Per broker ID - $____ /month per ID
▪  Transaction Processing (Not Applicable)
    − Implementation - $____ /management company
    − Transaction – purchase, redeem, exchange, literature order - $____ /event
    − New Account Setup – $____ /event
    − Monthly Minimum Charge - $____ /month

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪  $____ /direct open account per year

Literature Fulfillment Services
▪  Inbound Teleservicing Only
    − Account Management, lead reporting and database administration - $____ /month
    − Call Servicing - $____ /minute

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪  Setup: MFx Portal - $____ (Not Applicable)
▪  Service - $____/ month**
▪  Access to the following systems included:
    − BDS – Statement Storage and Retrieval
    − **ReportSource only – Mainframe T/A Report Library
    − T/A Imaging – Thin Client AWD
    − FundSource – Comprehensive Fund Information
    − 3270 – T/A Mainframe Access
▪  Custom Electronic File Exchange (DDS of delivery of TIP files) - $____ one time setup fee
    - $____ /file per month maintenance fee